UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

During late 2024 and early 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Farmland Partners Inc. (the “Company”) solicited proposals from several accounting firms and conducted an evaluation process in connection with the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As a result of such evaluation, on February 25, 2025, the Audit Committee elected to (i) dismiss Plante & Moran, PLLC (“Plante Moran”) as the Company’s independent registered public accounting firm, at which time the auditor-client relationship with Plante Moran effectively ceased, and (ii) engage Crowe LLP (“Crowe”) as the Company’s new independent registered public accounting firm, effective as of February 25, 2025. The Company notified Plante Moran of such action on February 25, 2025.

The audit reports of Plante Moran on the Company’s financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2024 and December 31, 2023, as well as during the subsequent interim period preceding February 25, 2025, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Plante Moran with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Plante Moran, would have caused Plante Moran to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company has provided Plante Moran with a copy of this Current Report on Form 8-K and requested that Plante Moran provide the Company with a letter addressed to the SEC stating whether Plante Moran agrees with the above disclosures. A copy of Plante Moran’s letter dated February 27, 2025 is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through February 25, 2025, the effective date of the Company’s engagement of Crowe, neither the Company nor anyone on the Company’s behalf consulted with Crowe on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Crowe did not provide either a written report or oral advice to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter of Plante & Moran, PLLC to the Securities and Exchange Commission dated February 27, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

February 28, 2025	By:	/s/ Luca Fabbri
Luca Fabbri
President and Chief Executive Officer